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                                                                   EXHIBIT 5.1


                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]



                                 February 12, 2001


Integrated Telecom Express, Inc.
2710 Walsh Avenue
Santa Clara, CA 95051

     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on February 12, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 16,434,538 shares of your Common Stock (the "Shares") under the Integrated Telecom Express, Inc. ("ITeX") 1996 Stock Option Plan (as to 10,032,020 shares underlying outstanding options), 2000 Restricted Stock Purchase Plan (as to 740,000 shares underlying outstanding stock purchase rights), the ITeX 2000 Stock Plan (as to 3,308,118 shares underlying outstanding options and 900,227 shares available) and the ITeX 2000 Employee Stock Purchase Plan (as to 1,454,173 shares available) (collectively, the "Plans"). As legal counsel ITeX, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreement that accompanies each grant under the Plans, will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.


                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation



                                           /s/ WILSON SONSINI GOODRICH & ROSATI